UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Denny’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Definitive Proxy Statement Dated April 6, 2023

This Supplement is dated April 21, 2023

On page 48 of the Definitive Proxy Statement of Denny’s Corporation (the “Company”) dated April 6, 2023 (the “Proxy Statement”), the Company indicated that The Benedictine Sisters of Mount St. Scholastica, Atchison, Kansas, had submitted a stockholder proposal, which the Company presented for vote in the Proxy Statement.

We hereby supplement the following sentence appearing on page 48 of the Proxy Statement by adding the underlined language: “The Benedictine Sisters of Mount St. Scholastica, 801 S. 8th St., Atchison, Kansas, 66002, which has represented that it holds a number of shares of our common stock having at least $2,000.00 in market value of our Common Stock, submitted the below stockholder proposal for the Annual Meeting.